ARMOUR RESIDENTIAL REIT, INC. THIRD QUARTER 2019
WEBCAST SCHEDULED FOR OCTOBER 24, 2019

VERO BEACH, Florida – October 22, 2019 – ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR-PB) (“ARMOUR” or the “Company”) announced today that it will provide an online, real-time webcast of its conference call with equity analysts covering third quarter 2019 operating results on Thursday, October 24, 2019. The Company will issue its third quarter 2019 earnings release after the close of trading on Wednesday, October 23, 2019.
The live broadcast will be available at https://www.webcaster4.com/Webcast/Page/896/31929. on October 24, 2019, beginning at 8:30 a.m. (Eastern Time). The online replay will be available on the Company’s website www.armourreit.com and continue for one year.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

- END -